Exhibit 10.34

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”), dated and effective as of September     , 2003 (“Effective Date”), is made by and between Varitek Industries, Inc., a Texas corporation (“Varitek”), and Cislunar Networks Corp., a Delaware corporation (“Licensee”).

WHEREAS, Varitek and Licensee have made and entered into that certain Asset Purchase Agreement dated and effective as of September     , 2003, pursuant to which Licensee sold and Varitek purchased certain assets of Licensee (“Asset Purchase Agreement”);

WHEREAS, various of the assets conveyed to Varitek pursuant to the Asset Purchase Agreement comprise software and other intellectual property necessary to the conduct of Licensee’s business and operations in the ordinary course and consistent with Licensee’s past practices;

WHEREAS, various of the assets conveyed to Varitek pursuant to the Asset Purchase Agreement comprise a Base Station (as defined below) which provides services that are useful in the conduct of Licensee’s business and operations in the ordinary course and consistent with Licensee’s past practices;

WHEREAS, subject to the terms and conditions of this Agreement, Licensee desires to acquire a license from Varitek to use such software and other intellectual property, and Varitek is willing to grant such license; and

WHEREAS, subject to the terms and conditions of this Agreement, Varitek is willing to make the services of the Base Station available to Licensee, and Licensee desires to use such services.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, Varitek and Licensee hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the indicated meanings. A grammatical variant of any of the following terms shall have the indicated meaning as adjusted to reflect reasonably the variance and the context of the use of the variant.

(a) “Agreement” has the meaning specified in the preamble.

(b) “Asset Purchase Agreement” has the meaning specified in the recitals.

(c) “Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as amended, and any successor statute or statute having substantially the same function.

(d) “Base Station” means the collection of assets listed on Exhibit A, which is attached to this Agreement and incorporated herein by this reference.

(e) “Confidential Information” has the meaning specified in Section 6(a)(1).

(f) “Effective Date” has the meaning specified in the preamble.

(g) “Field” means the provision of data broadcasting, private networking, and Internet access services involving satellite transmission of data using the TCP/IP communications protocol, as limited:

(1) to the provision of such services by Licensee solely to its current customers set forth on Schedule 5.4 to the Asset Purchase Agreement and their respective Affiliates;

(2) to the conduct of Licensee’s business and operations in the ordinary course and consistent with Licensee’s past practices as of the Effective Date; and

(3) with respect to each of Licensee’s current customers set forth on Schedule 5.4 to the Asset Purchase Agreement and its Affiliates:

(A) to the kind and quality of such services acquired by such customer and its Affiliates from Licensee as of the Effective Date;

(B) to the application and use of such services by such customer and its Affiliates as of the Effective Date within the particular product and service (but not geographic) markets in which such customer and its Affiliates currently use such services; and

(C) to the conduct of the business and operations of such customer and its Affiliates in the ordinary course and consistent with the past practices of such customer and its Affiliates as of the Effective Date.

(h) “Legend” means any identification marking or any patent, copyright, trademark, or other proprietary or legal notice.

(i) “License” has the meaning specified in Section 2(a)(1).

(j) “License Term” means the period beginning on the Effective Date and ending as provided in Section 10(a)(1).

(k) “Licensee” has the meaning specified in the preamble.

(l) “Services” means the satellite transmission, reception, and related services within the Field provided by use of the Base Station.

(m) “Services Term” means the period beginning on the Effective Date and ending as provided in Section 10(a)(2).

(n) “Siricomm” has the meaning specified in Section 2(c).

(o) “Software” means the object code of the software listed in Section C(1) of Schedule 1.1 to the Asset Purchase Agreement and all upgrades, modified versions, updates, additions, enhancements, patches, fixes, corrections, and copies thereof (if any) provided to Licensee by Varitek under this Agreement. When used in the context of restrictions on the License or otherwise with respect to restrictions on the use of the Software, the term “Software” includes both the entire collection of components constituting Software as defined in the previous sentence, as well as any part or component of the Software.

(p) “Use” means to install, access, execute, operate, run, display, perform, or otherwise use or benefit from using the functionality of the Software.

(q) “Varitek” has the meaning specified in the preamble.

(r) “Varitek Indemnitee” has the meaning specified in Section 9(a).

2.	LICENSES

(a) Software License.

(1) Grant. As of the Effective Date and on condition of Licensee’s full compliance with all of the terms and conditions of this Agreement, Varitek grants to Licensee during the License Term a non-transferable, non-assignable, non-exclusive, royalty-free, revocable license, which may not be sublicensed except to the extent provided in Section 2(c), to do only the following (“License”): (A) Use the Software within the Field on and with equipment owned or leased by Licensee that is substantially dedicated to Licensee’s provision of services in the Field and that is located at Licensee’s or its customers’ premises in the United States; (B) Make copies of the Software in the volatile memories of such equipment to the extent reasonably required for Licensee’s Use of the Software as provided in Section 2(a)(1)(A); (C) Make a reasonable number of backup copies of the Software in accordance with Licensee’s normal backup routine, provided that any such copy shall be used only to restore the Software, if required, on the equipment specified in Section 2(a)(1)(A) (or its replacement, on condition that the Software is irretrievably deleted from the replaced equipment) and that any such copy is a true and complete copy of the Software, including all Legends.

(2) Express Restrictions on License Grant. Without impairing or limiting the general restrictions on the License grant set forth in Section 2(a)(1) and without limiting any other restriction or prohibition with respect to the Software or any intellectual property embodied in the Software or related to its use, the following are expressly excluded from the scope of the License and are conditions on the grant of License, and Licensee agrees and warrants that Licensee will not do or permit any other person or entity to do any of the following:

(A) Integrate, interoperate, or Use the Software with any other software, plug-in, pre-processor, post-processor, or enhancement which uses, relies on, records, stores, transmits or otherwise interacts with the Software;

(B) Except for permitted uses within the Field, Use the Software in any time sharing, service bureau, or other information processing or management business, or Use or exploit the Software in any way to or for the benefit of third parties;

(C) Use the Software in any jurisdiction where such Use is contrary to any applicable law or other governmental regulation or rule or in any jurisdiction where full effect would not be given to each and every provision of this Agreement;

(D) Use the Software other than in full compliance the terms and conditions of this Agreement and all applicable laws and other governmental regulations and rules, including without limitation the laws governing patents, copyrights, trademarks, trade secrets, confidential or proprietary information, and export control, as well as laws prohibiting the use of telecommunications facilities or computer networks in a manner that is illegal, obscene, harmful-to-minors, threatening, harassing, or otherwise offensive or that is intrusive or violative of privacy;

(E) Use the Software other than as currently configured as of the Effective Date. Without limiting the foregoing restriction, component parts of the Software may not be separated for independent Use or for Use with other software or computer code or with data or information other than pursuant to permitted Uses within the Field under the License;

(F) Permit any person, other than Licensee or Licensee’s employees who have a bona-fide need to make Uses of the Software under the License, to access the Software, or permit any of Licensee’s employees to use the Software other than in compliance with the terms and conditions of this Agreement and the License;

(G) Sell, rent, lend, lease, sublicense or otherwise provide or transfer the Software to any third party or offer to do so;

(H) Make, use, alter, modify, adapt, translate, make derivative works of, publish, republish, upload, post, repost, transmit, mirror, distribute, redistribute, display, or perform any Software in any way, without Varitek’s prior written permission or except as expressly provided under the License granted pursuant to this Agreement;

(I) Copy, reproduce, publish, republish, upload, post, repost, transmit, or mirror the Software except as provided in Sections 2(a)(1)(B) and 2(a)(1)(C);

(J) Reverse engineer, reverse-compile, decompile, reverse-assemble, disassemble, or otherwise attempt to access, reconstruct, inspect, or discover the source code or underlying ideas, methods, processes, or algorithms of the Software or any data or information contained in the Software or permit any of the foregoing, except to the extent that: (i) Licensee may be expressly permitted to do so under applicable law despite the restrictions contained in this Agreement and any technological measure that effectively controls access to the Software and (ii) it is essential for Licensee to do so in order to achieve operability of the Software in accordance with the terms and conditions of this Agreement;

(K) Remove or permit the removal of any Legends on or in the Software; or

(L) Grant any security interest in or lien on the Software, or otherwise impose or permit any other obligations with respect to the Software.

Because the forgoing provisions of this Section 2(a)(2) are conditions of the License, if Licensee does or permits any of the foregoing, the License shall automatically terminate.

(b) Access License. For all times during which Licensee has the Software or any part of the Software installed or otherwise residing on equipment, Licensee hereby grants to Varitek an irrevocable, nonexclusive, royalty-free right and license to access and use such equipment for the purpose of: (1) monitoring and inspecting any Use of the Software; (2) inspecting logs and other records relating to the Software and any uses of the Software, including without limitation any information concerning any equipment on which Software is installed; and (3) activating, installing, deactivating, or deleting any component, feature, or functionality of the Software, including without limitation complete deactivation and deletion of the Software in its entirety. The license granted in this Section 2(b) is not and shall not be conditional on Varitek providing Licensee or any third party with advance, concurrent, or subsequent notice of Varitek’s determination to exercise any of its rights under such license or its actual exercise of any such rights, and Licensee hereby expressly and irrevocably waives and releases any right to receive such notice. The grant of the license in this Section 2(b) shall impose no obligation on Varitek to perform or undertake any acts permitted under the license, and any such performance or undertaking by Varitek at any time shall impose no prior or subsequent obligation on Varitek with respect to further performance or undertaking of such acts.

(c) Limited Privilege to Sublicense to Siricomm, Inc. Licensee may grant a limited sublicense of its licenses under the License to Siricomm, Inc. (“Siricomm”), a Delaware corporation with offices located at 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804, subject to each of the following conditions:

(1) With respect to such sublicense and the terms and conditions of this Agreement applicable thereto, the Field shall be further restricted to mean data broadcasting, private networking and Internet access services involving satellite transmission of data using the TCP/IP communications protocol, as limited:

(A) to the kind and quality of such services acquired by Siricomm and its Affiliates from Licensee as of the Effective Date;

(B) to the application and use of such services by Siricomm and its Affiliates as of the Effective Date within the particular product and service (but not geographic) markets in which Siricomm and its Affiliates currently use such services; and

(C) to the conduct of the business and operations of Siricomm and its Affiliates in the ordinary course and consistent with the past practices of Siricomm and its Affiliates as of the Effective Date;

(2) The sublicense shall terminate immediately upon the occurrence of any condition specified in Section 10(b)(5) or 10(b)(6) or any other liquidation or dissolution of Licensee on or before March 31, 2004;

(3) Prior to the effectiveness of such sublicense, Siricomm shall have agreed in a writing delivered to Varitek to be bound by the terms and conditions of this Agreement, except for Sections 3, 5(b), 10(a)(2), and 10(b)(3), the same as if Siricomm were itself “Licensee” hereunder. Such agreement shall be in form and substance acceptable to Varitek in Varitek’s reasonable commercial discretion and shall provide Varitek with the right to directly enforce Siricomm’s compliance with such terms and conditions of this Agreement; and

(4) The sublicense shall not operate to release Licensee from compliance with any term or condition of this Agreement or constitute a waiver or acquiescence by Varitek to any failure of Licensee to comply with the terms or conditions of this Agreement.

3.	SERVICES

(a) Business Justification for Providing Services to Licensee. Varitek purchased the Base Station and the other assets conveyed under the Asset Purchase Agreement solely for use in Varitek’s business. At various times, however, Varitek’s business may not require the full capacity of the services provided by the Base Station. Under the terms and conditions of this Agreement, Varitek is willing to allow Licensee to use the Services, solely to the extent that such Services require only unused capacity of the services provided by the Base Station remaining after the Base Station has fully serviced the necessary or convenient demands of Varitek’s business.

(b) Provision and Use of Services. Subject in all respects to Section 3(a), during the Services Term Varitek will allow Licensee to use the Services, provided that such Services are available as excess and unused capacity services of the Base Station and that Licensee’s use of the Services shall not restrict, constrain, impair or otherwise interfere with Varitek’s use of the Base Station services. Without limiting the generality of the foregoing sentence:

(1) Licensee shall review, observe, and accommodate all projections, schedules, and reservations that Varitek delivers to Licensee with respect to Base Station services that Varitek intends to use;

(2) At all times when Licensee is using or desires to use the Services and regardless of any projections, schedules, and reservations for Base Station services delivered to Licensee by Varitek, Licensee shall monitor the capacity demands placed on the Base Station services by Varitek’s business and shall ensure, by limiting or terminating Licensee’s use of the Services at such times, that the combined demand of such services and the Services used by Licensee do not exceed the total capacity of the Base Station and do not impair the quality or quantity of Base Station services available to meet such demands of Varitek’s business.

(c) No Capacity Guarantee. Licensee acknowledges and agrees (1) Varitek makes no guarantee or warranty that excess capacity in Base Station services will exist in general or at any particular time, and thus makes no guarantee or warranty that Licensee will ever be able to acquire Services under this Agreement; and (2) that the requirements of this Section 3 may, under various circumstances, require Licensee to schedule and acquire alternative services, to maintain backup services from a third-party provider, or to immediately terminate its use of the Services.

(d) Licensee’s Representations and Warranties. Licensee represents and warrants to Varitek as follows:

(1) Licensee shall at all times ensure that its use of the Services are strictly within the Field and in strict compliance with the provisions of this Agreement and all applicable laws and other governmental regulations and rules.

(2) Licensee’s acquisition of the Services or inability to use the Services will not impose any obligation or liability of any kind whatsoever on Varitek, or otherwise impair the freedom of Varitek’s actions or undertakings.

4.	FEES AND TAXES

(a) Fees and Costs. Licensee is responsible for and shall pay when due any fees and other costs associated with or relating to the Use of the Software or use of the Services, including but not limited to equipment costs, governmental fees, tariffs, network access fees, transmission charges, telephone charges, and other fees and costs of infrastructure and telecommunications facilities required.

(b) Taxes. Licensee is responsible for and shall pay when due any and all sales, use, value-added, income, personal property, franchise, and excise taxes and all duties, charges and other fees levied upon, measured by, or related to Licensee’s use of the Software or the Services, in whole or in any part, or any acquisition by Licensee of a copy of the Software.

5.	TITLE

(a) Software. The Software and its use are protected by and subject to patent and copyright laws and treaties, as well as other intellectual property laws and treaties. The Software is not sold, but instead is licensed under the terms and conditions of this Agreement. As between Licensee and Varitek, the ownership of and all right, title, and interest in and to the Software and any intellectual property associated with the Software and its use shall at all times remain, subject only to the License, with Varitek. Regardless of any other term or condition of this Agreement, any privilege of Licensee to copy or reproduce the Software is subject to the condition that (a) Varitek shall retain all right, title, and interest in and to any copies or reproductions of the Software, or (b) to the extent that Varitek cannot or does not retain all right, title, and interest in and to any copies or reproductions of the Software, Licensee expressly and irrevocably waives and releases any right Licensee may have under applicable law, whether express or implied, to distribute that copy to another party. Except for Licensee’s privileges and immunities under the License, this Agreement does not grant Licensee any right, title, or interest in or to the Software or any intellectual property associated with the Software or its use, and Varitek reserves all rights, powers, privileges, and immunities with respect to the Software or under any intellectual property associated with the Software. Licensee’s right to Use the Software is at all times subject to the terms and conditions of the License. Varitek may from time to time revise or update the Software, but in so doing incurs no obligation to furnish such revisions or updates to Licensee. Without limiting the foregoing, no license, express or implied, is granted under any intellectual property directly or indirectly owned by Varitek that does not specifically read on the Use of the Software within the Field on equipment located at Licensee’s or its customers’ premises in the United States for the purposes and in the manners expressly described in this Agreement, nor shall any license except the License be implied in law, implied in equity, or exist under the doctrine of patent or other intellectual-property exhaustion, first-sale, or fair use. Without limiting the foregoing provisions of this Section 5, this Agreement does not grant or confer, and Licensee does not acquire, any license to use any Varitek trade names, trademarks, service marks, devices, logos, symbols, dresses, configurations, or other indicators of the source or sponsorship of any goods or services, or, except for Use of the Software pursuant to License and subject to the restrictions thereon, any license to use works of authorship of Varitek or to practice any patent claim of any patent or patent application of Varitek. Licensee acknowledges and agrees that the Software is a specialized business tools for Use in the Field, and accordingly is neither a consumer good or service nor a mass-marketed item.

(b) Base Station. All right, title, and interest in and to the Base Station shall remain in Varitek. Licensee obtains only the limited permission to use the Services as provided in Section 3, conditional in all respects to the restrictions stated in this Agreement

6.	CONFIDENTIALITY

(a) Confidential Information. Licensee recognizes and agrees that in the exercise of Licensee’s privileges and immunities under the License certain information or data may be disclosed to Licensee that Varitek considers confidential or proprietary in nature.

(1) The term “Confidential Information” means, subject to the other provisions of this Section 6(a) and to any other express exclusion of any of the following with respect to the Confidential Information, any and all data and information:

(A) that relates to, arises from, or concerns Varitek’s business and (i) that would customarily be held in confidence or that by its nature not readily be available, except as a result of a registration of intellectual property rights, to the public or to other participants in Varitek’s business or the markets involved in that business, or to industries or markets related thereto (whether vertically or horizontally); and (ii) that, if disclosed, might reasonably be expected to impact or affect Varitek’s operation of such business as currently conducted or as it might reasonably evolve; or

(B) that is marked or described as confidential or proprietary when revealed to Licensee, whether or not owned or developed by Varitek; or

(C) that was disclosed to Varitek by any third-party and that Varitek is obligated to treat as confidential or proprietary information.

The absence of any Legend on any Confidential Information or embodiment thereof shall not limit any of Licensee’s obligations under this Agreement with respect to any such information or materials.

(2) Confidential Information includes but is not limited to concepts; designs; discoveries; ideas; methods; processes; research; trade secrets; know-how; business and technical information, procedures, techniques, tests, data, and information, including but not limited to business and marketing developments, plans, procedures, strategies or techniques; customer names and other data and information related to customers; relationships with contractors and employees; sources of supply; products and services and related designs, specifications, and research and development; price lists and policies; financial and legal information; computer programs, computer software and other software regardless of the stage of development and of the media of embodiment, and whether in source code, object code or an intermediate or other format, including related objects, classes, functions, procedures, calls, utilities, applets and other data, flow, and hybrid structures; all compilations, devices, diagrams, documents, drawings, equipment, flow charts, formulas, manuals, models, papers, patterns, plans, prototypes, reports, samples, schematics, sketches, specifications, tools, test result and other embodiments of the foregoing; and any other data or information of a similar nature. Without limiting the foregoing, Confidential Information includes all or any part of the Software and its operation and use, as well as the structure, sequence, and organization of the Software, and all or any part of data or information concerning the Services and the Base Station.

(3) Confidential Information does not include any data or information to the extent that it: (A) is known publicly at the time of its disclosure by Varitek to Licensee; (B) becomes known publicly after the time of its disclosure by Varitek to Licensee except through a disclosure caused by Licensee’s acts or omissions; (C) is disclosed to Licensee by a third party that is entitled to disclose such data or information to Licensee without an obligation of confidentiality or nonuse; (D) is already known by Licensee before disclosure to Licensee as evidenced by Licensee’s prior written records, unless such data or information constituted, in whole or in part, any Intellectual Property Asset (as defined in the Asset Purchase Agreement) or unless Varitek directly or indirectly was the source of the prior knowledge; or (E) is independently developed by Licensee without the use of any Confidential Information and without violating any confidentiality agreement or other obligation of Licensee, as evidenced by Licensee’s written records, and other than through use of the Software, Services, or Base Station.

(b) Obligation of Confidentiality and Nonuse.

(1) By receiving any Confidential Information, Licensee represents, warrants, covenants, and agrees that, unless otherwise expressly permitted in a writing signed by Varitek, (A) Licensee shall use Licensee’s best efforts to maintain the confidential nature of all Confidential Information and to prevent any unauthorized access, reproduction, duplication, disclosure, communication, or use of any Confidential Information; (B) Licensee shall disclose Confidential Information only to Licensee’s directors, officers, managers, supervisors, employees, contractors, subcontractors, consultants, advisors and agents who need to know such data or information in order to exercise Licensee’s privileges and immunities under the License, and only if such directors, officers, managers, supervisors, employees, contractors, subcontractors, consultants, advisors and agents are each bound to obligations of confidentiality and nonuse with respect to the Confidential Information at least as restrictive and protective of Varitek as those imposed on Licensee under this Section 6; (C) Licensee shall not remove any Legends set forth on or contained within any of the Confidential Information, and shall reproduce all Legends on or in any Confidential Information (including but not limited to the Software) on or in any reproduction of Confidential Information that Licensee makes, and upon reasonable request by Varitek shall add any further Legend to any Confidential Information or embodiments thereof in Licensee’s possession or control; (D) Licensee shall not copy or reproduce any of the Confidential Information except as expressly provided in this Agreement; (E) Licensee shall not use any of the Confidential Information other than to exercise Licensee’s privileges and immunities under the License in strict compliance with the provisions of this Agreement and all applicable laws and other governmental regulations and rules, including without limitation the laws governing patents, copyrights, trademarks, trade secrets, confidential or proprietary information, and export control; (F) Licensee shall not take or use any Confidential Information in any jurisdiction where importation, possession, or use of such Confidential Information is contrary to any applicable law or other governmental regulation or rule, or in any jurisdiction where full effect would not be given to each and every provision of this Agreement; (G) Licensee shall not grant any security interest in or lien on any Confidential Information, or otherwise impose or permit any other obligations with respect to any Confidential Information; (H) Licensee shall not directly or indirectly, either during or subsequent to the term of this Agreement, disclose the existence, content, or substance of any of the Confidential Information to any third-party; and (I) Licensee shall immediately notify Varitek of any known or suspected loss, unauthorized use, or disclosure of any Confidential Information or inability to account for any Confidential Information. Licensee’s obligations of confidentiality and nonuse under this Section 6 shall apply to all Confidential Information revealed to Licensee by Varitek or Licensee’s use of the Software, Services, or Base Station, whether revealed directly or indirectly and whether revealed in writing, orally, or by inspection.

(c) Exception to Obligation of Confidentiality. The obligation of confidentiality and nonuse with respect to any Confidential Information shall not apply to the extent that such Confidential Information is required to be disclosed or produced under applicable Law or by a valid subpoena or other court or governmental order, decree, regulation or rule; provided, however, that Licensee shall immediately notify Varitek of the request for disclosure or production of such Confidential Information prior to making such disclosure, unless such notice is legally prohibited; and provided further, that upon the request of and at the expense of Varitek, Licensee shall reasonably cooperate with Varitek in any reasonable and lawful actions which Varitek takes to resist such disclosure or production, limit the data or information to be disclosed or produced, limit the extent to which the data or information so disclosed or produced may be used or made available to third parties, or otherwise seek to limit the extent of disclosure or production.

(d) No Disclosures to Varitek or Confidentiality Obligations of Varitek. Licensee represents, warrants, covenants, and agrees that: (1) Licensee does not consider, and hereby waives and shall not assert any contention, that any data or information of or concerning Licensee previously disclosed to or obtained by Varitek, or to be disclosed to or obtained by Varitek pursuant to this Agreement or any Use of the Software or use of the Services or the Base Station, is the proprietary or confidential data or information of Licensee or any third party; and (2) Varitek is under no obligation to Licensee of confidentiality or nonuse of any data or information.

7.	DISCLAIMER OF WARRANTY AND OTHER OBLIGATIONS

(a) Allocation of Obligations. LICENSEE ASSUMES SOLE RESPONSIBILITY FOR THE ACQUISITION OF APPROPRIATE EQUIPMENT AND TELECOMMUNICATIONS FACILITIES AND OTHER INFRASTRUCTURE REQUIRED TO USE THE SOFTWARE AND FOR THE INSTALLATION AND MAINTENANCE OF THE SOFTWARE, OR REQUIRED FOR THE USE OF THE SERVICES OR THE BASE STATION. LICENSEE ASSUMES FULL RESPONSIBILITY AND EFFORT FOR, AND THE ENTIRE RISK OF (1) ANY USE, RESULTS, OR PERFORMANCE OF THE SOFTWARE, SERVICES, OR BASE STATION, (2) THE ACCURACY, COMPLETENESS, AND USEFULNESS OF THE SOFTWARE AND ANY USE OF THE SOFTWARE, THE SERVICES, OR THE BASE STATION, AND (3) THE QUALITY, PERFORMANCE, ACCURACY AND MERCHANTABILITY AND FITNESS FOR ANY PURPOSE OF THE SOFTWARE AND ITS USE, OR THE USE OF THE SERVICES OR THE BASE STATION. SHOULD THE SOFTWARE, SERVICES, OR BASE STATION BE DEFECTIVE, LICENSEE ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR, OR CORRECTION REQUIRED BY LICENSEE. WITHOUT LIMITS VARITEK SHALL NOT BE OBLIGATED FOR ANY REASON TO REPAIR ANY DEFECTS IN, OR TO DEVELOP UPDATES OR NEW VERSIONS OF, THE SOFTWARE, THE SERVICES, OR THE BASE STATION.

(b) Warranty Disclaimer. VARITEK MAKES NO EXPRESS WARRANTIES OR REPRESENTATIONS (WRITTEN OR OTHERWISE AND REGARDLESS OF ANY STATEMENTS PRESENTED DURING USE OF THE SOFTWARE, SERVICES, OR BASE

STATION, IN ANY DOCUMENTATION OR ADVERTISING OF THE SOFTWARE, SERVICES, OR BASE STATION, OR OTHERWISE) WITH RESPECT TO THE SOFTWARE, SERVICES, OR BASE STATION. VARITEK DISCLAIMS AND EXCLUDES, AND LICENSEE IRREVOCABLY WAIVES AND RELEASES FOREVER, ALL IMPLIED, COMMON LAW, STATUTORY AND OTHER WARRANTIES, CONDITIONS, AND TERMS, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY ALLEGED TO ARISE FROM TRADE USAGE, CUSTOM, COURSE OF DEALING, OR COURSE OF PERFORMANCE. THERE IS NO WARRANTY AGAINST INTERFERENCE WITH LICENSEE’S ENJOYMENT OF THE SOFTWARE, SERVICES, OR BASE STATION, OR THAT THE SOFTWARE. SERVICES, OR BASE STATION WILL FULFILL ANY OF LICENSEE’S PARTICULAR PURPOSES OR NEEDS. THE SOFTWARE, SERVICES, AND BASE STATION ARE PROVIDED “WITH ALL FAULTS,” “AS IS” AND “AS AVAILABLE.” WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 7, VARITEK DOES NOT WARRANT THAT THE SOFTWARE, SERVICES, OR BASE STATION OR ANY USE THEREOF WILL BE AVAILABLE, UNINTERRUPTED, ACCURATE, COMPLETE, ADEQUATE, USEFUL, TIMELY, RELIABLE, ERROR-FREE OR FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS, OR THAT VARITEK WILL CORRECT ANY OF THE FOREGOING. NO ADVICE OR INFORMATION GIVEN BY VARITEK OR ITS REPRESENTATIVES SHALL CREATE A WARRANTY. VARITEK IS ENTITLED TO MAKE CHANGES TO THE SOFTWARE, SERVICES, AND BASE STATION AND THE OPERATION THEREOF AT ANY TIME, AND ANY SUCH CHANGE SHALL NOT CREATE ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND.

8.	LIMITATIONS OF LIABILITY

(a) General Limitation. VARITEK AND ITS AFFILIATES, EQUITY HOLDERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, CONTRACTORS, CONSULTANTS, AND AGENTS SHALL NOT BE LIABLE FOR ANY COSTS OR DAMAGES ARISING DIRECTLY OR INDIRECTLY FROM OR RELATING IN ANY WAY TO LICENSEE’S USE OF OR INABILITY TO USE THE SOFTWARE, SERVICES, OR BASE STATION, INCLUDING ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, MULTIPLE, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, LOSS OF PROFITS, BUSINESS INTERRUPTION, WORK STOPPAGE, LOSS OF DATA, INFORMATION, OR SOFTWARE, AND THE PROCUREMENT OF SUBSTITUTE GOODS, SOFTWARE OR SERVICES), EVEN IF VARITEK HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE REASONABLY FORESEEABLE.

(b) Specific Limitations. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 8, VARITEK SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY CLAIM, LOSS, ACTION, DAMAGE, SUIT, OR PROCEEDING ARISING OR RESULTING FROM OR RELATING TO: VARITEK OR OTHER PARTIES ACCESSING OR USING LICENSEE’S OR ITS CUSTOMERS’ EQUIPMENT OR OTHER SECURITY BREACHES; EAVESDROPPING; DENIAL OF SERVICE ATTACKS; INTERCEPTION OF TRAFFIC SENT OR RECEIVED DURING USE OF OR BY THE SOFTWARE, SERVICES, OR BASE STATION; LICENSEE’S RELIANCE ON OR USE OF THE SOFTWARE, SERVICES, OR

BASE STATION, OR THE MISTAKES, OMISSION, INTERRUPTIONS, DATA LOSS, SOFTWARE LOSS, ERRORS, DEFECTS, DELAYS IN OPERATION, TRANSMISSIONS, OR ANY FAILURE OF PERFORMANCE OF THE SOFTWARE, SERVICES, OR BASE STATION OR LICENSEE’S OR ITS CUSTOMERS’ EQUIPMENT; ANY USE OF THE SOFTWARE, SERVICES, OR BASE STATION BY LICENSEE OR A THIRD PARTY THAT INFRINGES THE COPYRIGHT, PATENT, TRADEMARK, TRADE SECRET, CONFIDENTIALITY, PRIVACY, OR OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY RIGHTS, PROPRIETARY RIGHTS OR CONTRACTUAL RIGHTS OF ANY THIRD PARTY; THE ACCURACY, COMPLETENESS, AND USEFULNESS OF ANY USE OF THE SOFTWARE, SERVICES, OR BASE STATION, OR THE QUALITY AND MERCHANTABILITY OF ANY USE OF THE SOFTWARE, SERVICES, OR BASE STATION. VARITEK IS ENTITLED TO MAKE CHANGES TO THE SOFTWARE, SERVICES, OR BASE STATION AT ANY TIME, AND ANY SUCH CHANGE SHALL NOT IMPOSE ANY LIABILITY ON VARITEK WHATSOEVER.

(c) Application of Limitations; Sole and Exclusive Remedy. THE FOREGOING LIMITATIONS APPLY TO THE ACTS, OMISSIONS, NEGLIGENCE AND GROSS NEGLIGENCE OF VARITEK OR ITS AFFILIATES, EQUITY HOLDERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, CONTRACTORS, CONSULTANTS, OR AGENTS THAT, BUT FOR THIS PROVISION, WOULD GIVE RISE TO THE CAUSE OF ACTION AGAINST VARITEK IN CONTRACT, WARRANTY, TORT, PRODUCTS LIABILITY, STRICT LIABILITY, OR ANY OTHER LEGAL DOCTRINE, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY EXCLUSIVE REMEDY PROVIDED HEREIN. LICENSEE’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT IS TERMINATION AS EXPRESSLY SET OUT IN SECTION 10 OF THIS AGREEMENT. TO THE EXTENT THAT LICENSEE MAY HAVE RIGHTS THAT CONFLICT WITH THE FOREGOING AND THAT CANNOT BE WAIVED AND RELEASED BY LICENSEE, THE PARTIES AGREE THAT VARITEK’S ENTIRE AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE SUM OF FIFTY DOLLARS ($50).

(d) Limitation of Actions. LICENSEE MUST FILE OR OTHERWISE INSTITUTE ANY SUIT OR OTHER ACTION BASED ON AN ALLEGED BREACH BY VARITEK OF THIS AGREEMENT NO LATER THAN ONE (1) YEAR AFTER THE ALLEGED BREACH OCCURS. LICENSEE AGREES THAT THIS ONE (1) YEAR BAR IS REASONABLE AND WAIVES ANY OBJECTION TO THIS ONE (1) YEAR BAR.

9.	INDEMNIFICATION

(a) Licensee agrees to indemnify Varitek, its affiliates, and any and all of their equity holders, directors, officers, managers, employees, contractors, consultants, agents and professional advisors (each an “Varitek Indemnitee” and collectively the “Varitek Indemnitees”) against, and defend the Varitek Indemnitees and hold the Varitek Indemnitees harmless from, any and all claims, demands, actions, causes of action, suits, litigations, arbitrations, proceedings, defenses, judgments, damages, liabilities, obligations, payments, fines, penalties, costs, losses (including but not limited to any diminution in value), shortages, disbursements, interest and reasonable expenses (including, without limitation, reasonable and necessary attorneys’ fees and expenses, accounts’ fees and expenses and litigation costs and expenses), whether liquidated or unliquidated, accrued or contingent, imposed upon, asserted against, or sustained, suffered, incurred or paid by any Varitek Indemnitee, directly or indirectly, as a result of, in connection with, arising out of or relating to, any of the following: (i) any alleged infringement, misappropriation, encroachment or violation of any technology right or intellectual property or any right, title or interest therein, or any acts or omissions alleged to constitute unfair competition or trade practices under any law, based directly or indirectly or in whole or any part on, or otherwise relating to or arising from, any of Licensee’s use of the Software, the Services, or the Base Station other than in strict compliance with the License; (ii) any other alleged wrong, harm, injury, infringement, violation, breach, trespass, crime, infraction, or other actionable condition or conduct relating to or arising from Licensee’s use of the Software, the Services, or the Base Station; and (iii) any breach by Licensee of any term or condition of this Agreement.

(b) LICENSEE AGREES THAT LICENSEE’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT ARE INTENDED TO BE ENFORCEABLE AGAINST LICENSEE IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE HEREOF, NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE OR PRINCIPLE THAT WOULD PROHIBIT OR OTHERWISE LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY VARITEK INDEMNITEE. LICENSEE ACKNOWLEDGES AND AGREES THAT LICENSEE’S INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN MAY RESULT IN THE INDEMNITY OF A VARITEK INDEMNITEE FOR ITS SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF A VARITEK INDEMNITEE.

10.	TERM AND TERMINATION

(a) Term of this Agreement. The term of this Agreement shall commence on the Effective Date and shall end upon termination of the License Term.

(1) The License Term shall terminate as provided in Sections 10(b) or 10(c).

(2) The Services Term shall terminate automatically upon termination of the License Term. Unless terminated earlier pursuant to a termination of the License Term, the initial Services Term shall terminate on the first (1st) anniversary of the Effective Date, and each renewal term of this Agreement, if any, shall be one (1) year, commencing on the termination of the previous term. Either party without cause may terminate the Services Term at the end of the then-current Service Term if such party delivers notice of such termination at least ninety (90) days prior to the end of the then-current Services Term.

(b) Automatic Termination. This Agreement and the License Term shall terminate automatically as follows:

(1) if Licensee fails to comply with any of the terms and conditions of the License;

(2) if Licensee materially breaches any of its representations, warranties, covenants, or agreements under this Agreement and fails to cure such breaches within fifteen (15) days of Varitek providing notice of such breach, provided that any breach subject to Section 10(b)(1) shall be governed thereby and will not be subject to this Section 10(b)(2) or its opportunity for cure;

(3) if Licensee materially breaches any of its representations, warranties, covenants, or agreements under the Asset Purchase Agreement and fails to cure such breaches as provided therein;

(4) upon a change in ownership of Licensee;

(5) if Licensee (A) files a voluntary petition or commences a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consents to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (6) below, (C) applies for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself of all or a substantial part of its properties or assets, (D) fails generally to pay its debts generally as they become due, or (E) makes a general assignment for the benefit of creditors;

(6) if any involuntary petition or case shall be filed or commenced against Licensee seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

(7) pursuant to Section 11(d)(4) if a trustee in bankruptcy for the estate of Varitek, or Varitek as debtor in possession, rejects this Agreement or the License.

The phrase “change in ownership of Licensee,” as used in this Section, shall mean any of the following: (i) a merger or consolidation of Licensee with another entity (other than a transaction in which Licensee is the surviving entity and in which the current equity owners of Licensee retain full equity ownership of the surviving entity); (ii) any transaction which results in legal or beneficial ownership of any equity interest in Licensee by a person or entity that does not have on the Effective Date a legal or beneficial ownership of any equity interest in Licensee; or (iii) the sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Licensee. Any waiver by Varitek of termination under Section 10(b)(1), 10(b)(2), 10(b)(3), 10(b)(4), or 10(b)(5) must be pursuant to a writing signed by an authorized officer of Varitek.

(c) Termination by Licensee. Licensee may terminate this Agreement and the License at any time by giving Varitek notice of Licensee’s intent to terminate at least five (5) business days in advance of termination.

(d) Termination Proceedings.

(1) Upon any termination of this Agreement:

(A) Varitek may exercise its rights, powers, privileges, and immunities under the license granted in Section 2(b) until the end of the day during which such termination occurs, including but not limited to disabling or deleting the Software in whole or in any part at any time during that day;

(B) Licensee shall destroy all copies of the Software and all parts thereof in its possession or control on the day of termination and, if requested by Varitek, certify such destruction to Varitek.

(2) Upon termination of the Services Term, Licensee shall immediately cease all use of the Services.

11.	GENERAL

(a) Independent Contractors. Licensee and Varitek are independent contractors, and no agency, partnership, joint venture, employee-employer, or franchiser-franchisee relationship is intended or created by this Agreement.

(b) Certification of Compliance. Licensee agrees that within ten (10) days of a request from Varitek or Varitek’s authorized representative, Licensee shall fully document and certify that use of the Software, the Services, and any Confidential Information is in conformity with the License and the other terms and conditions of this Agreement.

(c) Audit Rights. During normal business hours and at any time during which the Software or other Varitek Confidential Information or the Services are being used by Licensee, Varitek or its authorized representatives shall have the right upon reasonable advance notice to audit and inspect Licensee’s use of such items in order to verify compliance with the terms and conditions of this Agreement.

(d) Assignment and Bankruptcy.

(1) Licensee agrees that this Agreement and the License granted herein have a primary purpose of conferring privileges and immunities to Licensee under a non-exclusive license with respect to certain intellectual property. Subject only to the limited, express terms and conditions of Section 2(c), Licensee may not assign, transfer, or otherwise convey this Agreement or the License or Licensee’s associated privileges or immunities without the prior, express, written consent of Varitek, and any attempt to do so shall be void. Licensee acknowledges and agrees that U.S. patent, copyright, and other intellectual property law excuses Varitek from accepting performance from or rendering performance to any person or entity other than Licensee.

(2) Licensee agrees that Varitek may assign this Agreement in its sole discretion without notice to Licensee.

(3) In the event that Licensee become a debtor pursuant to a voluntary or involuntary petition commencing a case under title 11 of the United States Code, pursuant to 11 U.S.C. § 365 (or its successor statute) Varitek does not consent to an assumption or assignment pursuant to 11 U.S.C. § 365(a) (or its successor statute) by a trustee in bankruptcy or Licensee (as a debtor in possession) of this Agreement or the License or any associated rights, privileges, or immunities.

(4) In the event that Varitek becomes a debtor pursuant to a voluntary or involuntary petition commencing a case under title 11 of the United States Code, Licensee hereby waives and releases any rights Licensee may have with respect to this Agreement or the License under 11 U.S.C. § 365(n) (or its successor statute). To the extent that such waiver and release is not given effect, any failure by Licensee to elect to retain Licensee’s rights under this Agreement and the License to Use the Software pursuant to 11 U.S.C. § 365(n)(1)(B) (or its successor statute) shall be construed as a termination of this Agreement and the License by Licensee under 11 U.S.C. § 365(n)(1)(A) (or its successor statute).

(5) This Agreement and its terms and conditions shall be binding on and inure to the benefit of any permitted successor or assign of a party hereto.

(e) Integrated Agreement; Modification; Purchase Orders. This Agreement constitutes the entire agreement between Licensee and Varitek with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, discussions, and communications, whether oral or written. Varitek’s execution and delivery of this Agreement fully discharges and performs its obligations under Section 5.3 of the Asset Purchase Agreement, and the Licensee warrants and agrees that the subject matter of this Agreement is distinct and separate from the subject matter of the Asset Purchase Agreement and that no term or condition of this Agreement shall affect any of the representations, warranties, covenants, or agreements of Licensee under the Asset Purchase Agreement. No supplement, modification, or amendment of this Agreement or any provision hereof shall be binding unless specifically designated to be a supplement, modification, or amendment of this Agreement or a provision hereof and both of the parties hereto shall have assented to a writing or other document or record setting forth the terms of such supplement, modification, or amendment.

(f) Governing Law, Jurisdiction, and Service. This Agreement shall take effect when entered into and accepted by Varitek in, and shall be deemed a contract formed in, Houston, Texas. Material and substantial performance of this Agreement will occur in Houston, Texas. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Texas without regard to its choice of law provisions, and in accordance with U.S. federal law, if applicable, as applied by adjudicative entities having jurisdiction that comprises Houston, Texas. The parties hereto irrevocably consent to the personal jurisdiction of and venue in the courts of the State of Texas located in Harris County, Texas, and of any federal courts located within Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this Agreement, the License, and any of the transactions contemplated hereby. Each party hereby waives any right it may have to personal service of summons, complaint or other process in connection with any such action, and agrees that service may be made by registered or certified mail. The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement or any of its provisions.

(g) Equitable Remedies; Cumulative Remedies.

(1) Licensee acknowledges and agrees that, in the event of any threatened or actual breach of this Agreement or the License by Licensee or Licensee’s employees, contractors, agents, or customers (including without limitation any unauthorized use or disclosure of any Software or any other Confidential Information, any failure to deliver or destroy any applicable information or materials upon request, any failure to execute any required documents, and any use of the Services not in compliance with this Agreement), Varitek will suffer immediate and irreparable injury not compensable by money damages and for which Varitek will not have an adequate remedy available at law. Accordingly, if Varitek institutes an action or proceeding to enforce the provisions of this Agreement or the License, it shall be entitled to obtain, without the positing of any bond or security, such injunctive relief, restraining orders, specific performance or other equitable relief as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights or remedies as Varitek may have at law or in equity.

(2) All remedies available to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of any other remedies.

(h) Third-Party Beneficiaries. Except for the Varitek Indemnitees other than Varitek, there are no third-party beneficiaries to this Agreement.

(i) Severability.

(1) Subject to Section 11(i)(2), if one or more of the provisions of this Agreement are at any time found to be invalid or unenforceable by a court, tribunal, or other forum of competent jurisdiction, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. Instead, this Agreement shall be deemed amended by modifying or severing such provision or provisions as necessary to render it or them valid, legal, and enforceable while preserving the intent of this Agreement, or if that is not possible, by substituting another provision that is valid, legal, and enforceable and which materially effectuates the intent of this Agreement. Any such invalid or unenforceable provision or provisions shall be severable from this Agreement to the extent it cannot be reformed, so that the validity or enforceability of the remaining provisions of this Agreement, or the validity of the provision in question in any other jurisdiction, shall not be affected thereby.

(2) Regardless of Section 11(i)(1), Licensee acknowledges and agrees that the license granted in Section 2(b), Licensee’s obligations under Section 6, and the protections afforded to Varitek pursuant to those sections are each a material consideration for Varitek’s grant of the License and provision to Licensee of the Software, and that regardless of this Section 11(i)(1) the license granted in Section 2(b), Licensee’s obligations under Section 6, and the License are not severable singly or in any combination from this Agreement.

(j) Waiver. No failure to act by Varitek with respect to a breach or failure to observe of any term or condition of this Agreement by Licensee or others shall waive the rights of Varitek to act with respect to subsequent or similar breaches or failure to observe of any term or condition of this Agreement.

(k) Export Restrictions. Without limiting any other obligation imposed under this Agreement, Licensee’s Use of the Software and use of the Services must comply fully with all laws, regulations, decrees and orders of the United States of America, including, without limitation, the U.S. Export Administration Regulations, that restrict or prohibit the exportation (or re-exportation) of technical data or the direct product of it to other countries. Accordingly, Licensee may not directly or indirectly, export or re-export, or knowingly permit the export or re-export of the Software to any country to which the United States has embargoed goods, to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Table of Denial orders, or to any country for which the United States Export Administration Act, or any similar United States law or regulation requires an export license or other U.S. Government approval, unless the appropriate export license or approval has first been obtained.

(l) Survival. Sections 4(a), 4(b), 5, 6, 7, 8, 9, and 11 shall survive termination of this Agreement.

(signature page follows)

To memorialize and record their agreement as set out in this Agreement, Varitek and Licensee have executed this Agreement and caused it to be delivered to the other party, to be effective as of the Effective Date.

“VARITEK”

Varitek Industries, Inc.

By:	/s/ Henry Houston
Name:	Henry Houston
Title:	Vice President of Finance/CFO

“LICENSEE”

Cislunar Networks Corp.

By:	/s/ Mark K. Sullivan
Name:	Mark K. Sullivan
Title:	President